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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 1997, except for Note 2 which was as of March 24, 1997, which appears on page 28 of the 1997 Annual Report to Shareholders of Computer Learning Centers, Inc., which is incorporated by reference in Computer Learning Centers, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of such Annual Report on Form 10-K.

                                              /s/ PRICE WATERHOUSE LLP

New York, New York
December 31, 1997

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